UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Icagen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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ICAGEN, INC.

Notice of Annual Meeting of Stockholders

ICAGEN WILL HOLD ITS

ANNUAL MEETING OF STOCKHOLDERS:

on Thursday, June 12, 2008

at 12:00 p.m., Eastern Time

at Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

AGENDA FOR THE ANNUAL MEETING:

1.	Elect three Class I directors for a term of three years;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3.	Transact other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Monday, April 21, 2008 are entitled to receive this notice of our annual meeting and to vote at the annual meeting and at any adjournments of the meeting.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2007, which contains our consolidated financial statements and other information of interest to our stockholders.

Your vote is important. Whether or not you plan to attend the annual meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid.

By Order of the Board of Directors,

P. Kay Wagoner, Ph.D. President and Chief Executive Officer

April 25, 2008

ICAGEN, INC.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on June 12, 2008

Icagen, Inc., a Delaware corporation, which is referred to as “we” or “us” in this document, is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our Annual Meeting of Stockholders, which will be held on Thursday, June 12, 2008 at 12:00 p.m. at Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703. If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournments of the annual meeting.

We are first sending the Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2007 to our stockholders on or about May 1, 2008.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class I directors for a term of three years;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3.	The transaction of other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Who can vote?

To be able to vote on the above matters, you must have been a stockholder of record at the close of business on April 21, 2008, the record date for the annual meeting. The number of shares entitled to vote at the meeting is 46,823,342 shares of our common stock, which is the number of shares that were issued and outstanding on the record date.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following two ways:

1.	You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the proposals.

2.	You may vote in person. If you attend the annual meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. For example, the election of directors and the ratification of the appointment of our independent registered public accounting firm are considered to be discretionary items on which banks and brokerage firms may vote. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to come to the meeting to personally vote your shares held in “street name,” you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

Can I change my vote after I have mailed my proxy card?

Yes. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and returning another proxy card with a later date;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, that is, at least 23,411,672 shares.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of directors (Proposal 1): The three nominees receiving a plurality, or the highest number, of votes cast at the meeting, regardless of whether that number represents a majority of the votes cast, will be elected.

Ratification of the appointment of Ernst & Young LLP (Proposal 2): The affirmative vote of a majority of the total number of votes cast on this proposal at the meeting is needed to approve this matter.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares withholds authority in the proxy to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on proposals one and two at the meeting.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. Robert J. Jakobs, our assistant secretary, will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote FOR each of the proposals.

Will any other business be conducted at the annual meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was the close of business on March 28, 2008, the 90th day prior to the first anniversary of the preceding year’s annual meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Does Icagen require members of its board of directors to attend the annual meeting?

Our bylaws require that the chairman of our board of directors attend the annual meeting, and if he cannot attend, then our chief executive officer and president would attend in his stead. Our corporate governance guidelines provide that directors are responsible for attending the annual meeting. Six of our eight directors then serving attended our 2007 annual meeting of stockholders.

Where can I find the voting results?

We will report the voting results from the annual meeting in our Quarterly Report on Form 10-Q for the second quarter of 2008, which we expect to file with the Securities and Exchange Commission, or the SEC, in August 2008.

Can I recommend a candidate for Icagen’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the Nominating/Corporate Governance Committee of our board of directors by submitting the stockholder’s name, address and number of shares of Icagen stock held and any other information required by our bylaws, the candidate’s name, age, address and number of shares of Icagen stock held and the candidate’s resume to our secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2009 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2009 annual meeting?”. You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Corporate Governance—Director Nomination Process” and in the Corporate Governance Guidelines posted in the “Investors” section of our website, www.icagen.com.

How and when may I submit a stockholder proposal for the 2009 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2009 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than January 1, 2009.

If you wish to present a proposal or a proposed director candidate at the 2009 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice at least 90 days, but no more than 120 days, before the first anniversary of the 2008 annual meeting. However, if the date of the 2009 annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2008 annual meeting, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2009 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2009 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you do not provide timely notice of a proposal or proposed director candidate to be presented at the 2009 annual meeting of stockholders, then the persons named in the proxy card that accompanies the proxy statement for our 2009 annual meeting will decide, in their own discretion, whether or not, and how, to vote on that proposal or candidate.

Any proposals, notices or information about proposed director candidates should be sent to:

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Secretary

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. We are soliciting proxies for the annual meeting by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

•	Our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews.

•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Icagen’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “Investors” section of our website at www.icagen.com. Alternatively, if you would like us to send you a copy, without charge, please contact:

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Investor Relations

(919) 941-5206

investorsandpress@icagen.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of annual meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have three Class I directors, whose terms expire at this annual meeting; two Class II directors, whose terms expire at our 2009 annual meeting of stockholders; and three Class III directors, whose terms expire at our 2010 annual meeting of stockholders. Our board of directors is authorized to have eight members.

At this annual meeting, our stockholders will have an opportunity to vote for three nominees for Class I directors: Anthony B. Evnin, Dennis B. Gillings and Martin A. Simonetti. All three of the nominees are currently directors of Icagen, and you can find more information about each of them in the section of this proxy statement entitled “Information About Our Directors, Officers and 5% Stockholders—Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect the three nominees as Class I directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. If elected, each nominee for Class I director will hold office until the 2011 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR each of the nominees.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. Although stockholder approval of our Audit Committee’s selection of Ernst & Young is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. We expect that a representative of Ernst & Young, which served as our auditors for the year ended December 31, 2007, will be present at the annual meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors recommends a vote FOR this proposal.

We paid Ernst & Young LLP a total of $329,000 for professional services rendered for the year ended December 31, 2007 and $404,000 for professional services rendered for the year ended December 31, 2006. The following table provides information about these fees.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$301,000	$368,000
Audit-Related Fees(2)	17,000	24,000
Tax Fees(3)	11,000	12,000
All Other Fees	—	—

Total Fees	$329,000	$404,000

(1)	Audit fees consisted of fees for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our interim financial statements, the review of financial information included in our filings with the SEC, the filing of shelf and resale registration statements, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultation with regard to various accounting issues and internal controls.
(3)	Tax fees consisted of fees for tax compliance which relate to preparation of original and amended tax returns and tax consultation with regard to various tax matters.

The Audit Committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young’s independence. The Audit Committee’s charter, which you can find in the “Investors” section of our website, www.icagen.com, requires that all proposals to engage Ernst & Young for services, and all proposed fees for these services, be submitted to the Audit Committee for approval before Ernst & Young may provide the services. None of the above fees were approved using the “de minimus exception” under SEC rules.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. These policies and procedures generally provide that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported at the next regularly scheduled meeting of the Audit Committee.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of February 29, 2008 about the beneficial ownership of shares of our common stock by:

(1)	each person of whom we are aware who beneficially owns more than 5% of the outstanding shares of our common stock;

(2)	our directors and nominees for director;

(3)	each of our “named executive officers,” as described in the Summary Compensation Table below; and

(4)	all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage
5% Stockholders

Pfizer Inc 235 E. 42nd Street New York, NY 10017	8,536,125	(2)	18.2%

Entities affiliated with QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, NY 10036	5,652,073	(3)	11.9

Entities/individuals affiliated with Venrock Associates 530 Fifth Avenue, 22nd Floor New York, NY 10036	3,163,667	(4)	6.7

Entities/individuals affiliated with Alta Partners One Embarcadero Center, 37th Floor San Francisco, CA 94111	3,126,674	(5)	6.6

Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	2,853,113	(6)	6.0

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares		Percentage
Entities/individuals affiliated with Greenway Capital 300 Crescent Court, Suite 1111 Dallas, TX 75201	2,576,380	(7)	5.3

Directors and Named Executive Officers
P. Kay Wagoner, Ph.D.	995,150	(8)	2.1%
Richard D. Katz, M.D.	599,624	(9)	1.3
Edward P. Gray, J.D.	250,647	(10)	*
Seth V. Hetherington, M.D.	109,285	(11)	*
André L. Lamotte, Sc.D.	135,461	(12)	*
Anthony B. Evnin, Ph.D.	3,163,667	(4)	6.7
Richard G. Morrison, Ph.D.	40,416	(13)	*
Charles A. Sanders, M.D.	170,416	(14)	*
Dennis B. Gillings, CBE, Ph.D.	1,948,616	(15)	4.1
Martin A. Simonetti	30,000	(16)	*
Adeoye Y. Olukotun, M.D., MPH, FACC	18,888	(17)	*
All executive officers and directors as a group (11 persons)	7,462,170	(18)	15.1

*	Less than 1%
(1)	As of February 29, 2008, we had 46,809,607 shares of our common stock outstanding. The number of shares that each stockholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after February 29, 2008 (i.e., April 29, 2008) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named stockholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.
(2)	The board of directors of Pfizer Inc has the ultimate voting and dispositive power with respect to the shares of other companies owned by Pfizer Inc. The members of the board of directors of Pfizer Inc disclaim beneficial ownership of the shares of Icagen that are owned by Pfizer Inc.
(3)

QVT Financial LP is the investment manager for QVT Fund LP, QVT Overseas Ltd., QVT Associates LP, and QVT Global II L.P, or the Funds. QVT Financial LP’s position consists of (i) 3,894,639 shares of common stock owned by the Funds and 553,116 shares of common stock issuable upon the exercise of warrants held by QVT Fund LP, (ii) 425,025 shares of common stock owned by Quintessence Fund L.P., or Quintessence, (iii) 779,293 shares of common stock owned by a separate discretionary account managed by QVT Financial LP for Deutsche Bank AG London, or the Managed Account. QVT Financial LP is the investment manager for the Funds, Quintessence and the Managed Account. QVT Financial LP has the power to direct the vote and disposition of the common stock held by the Funds, Quintessence and the Managed Account and, accordingly, may be deemed to be the beneficial owner of the aggregate amount of 5,652,073 shares of common stock owned by such entities. QVT Financial GP LLC, as general partner of QVT Financial LP, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial LP. QVT Associates GP LLC, as general partner of QVT Fund LP, Quintessence, QVT Associates LP, and QVT Global II L.P., may be deemed to beneficially own the aggregate number of shares of common stock owned by such entities and, accordingly, may be deemed to be the beneficial owner of an aggregate amount of 3,578,028 shares of common stock. Each of QVT Financial LP and QVT Financial GP LLC disclaims beneficial ownership of the shares of common stock owned by the Funds and Quintessence and held in the Managed Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of common stock owned by QVT Fund LP, Quintessence, QVT

Associates LP, and QVT Global II L.P., except to the extent of its pecuniary interest therein. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Arthur Chu, Tracy Fu and Nicholas Brumm. Each of Daniel Gold, Lars Bader, Arthur Chu, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the securities held by the Funds, Quintessence and the Managed Account.

(4)	Consists of (i) 1,136,812 shares of common stock owned by Venrock Associates, 151,184 shares of common stock issuable upon the exercise of warrants held by Venrock Associates and 23,195 shares of common stock issuable upon exercise of stock options issued to Venrock Associates which are exercisable within 60 days of February 29, 2008, (ii) 1,587,593 shares of common stock owned by Venrock Associates II, L.P., 217,558 shares of common stock issuable upon the exercise of warrants held by Venrock Associates II, L.P. and 31,909 shares of common stock issuable upon exercise of stock options issued to Venrock Associates II, L.P. which are exercisable within 60 days of February 29, 2008 and (iii) 15,416 shares of common stock issuable upon exercise of stock options issued to Dr. Evnin individually exercisable within 60 days of February 29, 2008. The general partners share voting and investment power of the shares held by Venrock Associates and Venrock Associates II, L.P. The general partners of each of Venrock Associates and Venrock Associates II, L.P. are Venrock Management LLC, Anthony B. Evnin, one of our directors, Michael C. Brooks, Eric S. Copeland, Bryan E. Roberts, Ray A. Rothrock, Anthony Sun and Michael F. Tyrrell. Linda H. Hanauer is chief financial officer and administrative officer of Venrock Associates and Venrock Associates II, L.P. The general partners and Ms. Hanauer may be deemed to beneficially own the shares held by Venrock Associates and Venrock Associates II, L.P.; however, each person disclaims beneficial ownership of these shares except to the extent of his or her proportionate pecuniary interest therein.
(5)	Consists of (i) 1,763,669 shares of common stock owned by Alta BioPharma Partners, L.P. and 152,803 shares of common stock issuable upon the exercise of warrants held by Alta BioPharma Partners, L.P., (ii) 1,007,225 shares of common stock owned by ICAgen Chase Partners (Alta Bio), LLC and 87,265 shares of common stock issuable upon the exercise of warrants held by ICAgen Chase Partners (Alta Bio), LLC, (iii) 66,475 shares of common stock owned by Alta Embarcadero BioPharma Partners, LLC and 5,759 shares of common stock issuable upon the exercise of warrants held by Alta Embarcadero BioPharma Partners, LLC and (iv) 43,478 shares of common stock beneficially owned by Jean Deleage individually. Alta Partners provides investment advisory services to various venture capital funds, including Alta BioPharma Partners, L.P., ICAgen Chase Partners (Alta Bio), LLC and Alta Embarcadero BioPharma Partners, LLC. Jean Deleage, Guy Nohra, Garrett Gruener, Daniel Janney and Alix Marduel, collectively known as the principals, are managing directors of Alta BioPharma Management Partners, LLC, the general partner of Alta BioPharma Partners, L.P., and managing members of Alta/Chase BioPharma Management, LLC, the managing member of ICAgen Chase Partners (Alta Bio), LLC. Jean Deleage and Garrett Gruener are members of Alta Embarcadero BioPharma Partners, LLC. The general partner, managing member and members of Alta BioPharma Partners, L.P., ICAgen Chase Partners (Alta Bio) LLC and Alta Embarcadero BioPharma Partners, LLC, respectively, exercise sole voting and investment power with respect to the shares owned by the funds. The principals disclaim beneficial ownership of all shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.
(6)

Consists of securities beneficially owned by certain operating units of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates. Goldman, Sachs & Co., a broker or dealer registered under Section 15 of the Securities Act of 1933, as amended, or the Securities Act, and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is an indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly-traded company. No individual within Goldman, Sachs & Co. has sole voting and investment power with respect to the securities. The securities do not reflect securities, if any, beneficially owned by any operating unit of The Goldman Sachs Group, Inc. whose ownership of securities is disaggregated from that of the operating units of The Goldman Sachs Group, Inc. The operating units of The Goldman Sachs Group, Inc. disclaim beneficial ownership of the securities beneficially owned by any client accounts with respect to which the operating units of The Goldman Sachs Group, Inc. or their employees have voting or investment discretion, or both, and certain investment entities, of which the operating units of The Goldman Sachs Group, Inc. is the general partner, managing general partner or other manager, to the extent interests in the entities are held by persons other than the operating units of The

Goldman Sachs Group, Inc. Includes 565,408 shares of common stock issuable upon the exercise of warrants. Under the terms of the warrants, Goldman, Sachs & Co. may not exercise the warrants to the extent the conversion or exercise would cause it, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following the exercise, excluding for purposes of the determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The information reported is based on a Schedule 13G/A filed on February 7, 2008 with the Securities and Exchange Commission.

(7)	Consists of (i) 670,098 shares of common stock beneficially owned by WS Capital, L.L.C. and WS Capital Management, L.P. for the accounts of (a) Walker Smith Capital, L.P., which beneficially owns 8,600 shares of common stock and 23,870 shares of common stock issuable upon the exercise of warrants, (b) Walker Smith Capital (QP), L.P., which beneficially owns 56,686 shares of common stock and 156,200 shares of common stock issuable upon the exercise of warrants, (c) Walker Smith International Fund, Ltd., which beneficially owns 82,302 shares of common stock and 226,310 shares of common stock issuable upon the exercise of warrants and (d) HHMI Investments, L.P., which beneficially owns 30,852 shares of common stock and 85,278 shares of common stock issuable upon the exercise of warrants, (ii) 660,896 shares beneficially owned by WSV Management, L.L.C. and WS Ventures Management, L.P. for the accounts of (a) WS Opportunity Fund, L.P., which beneficially owns 50,635 shares of common stock and 139,557 shares of common stock issuable upon the exercise of warrants, (b) WS Opportunity Fund (QP), L.P., which beneficially owns 48,088 shares of common stock and 132,575 shares of common stock issuable upon the exercise of warrants and (c) WS Opportunity Fund International, Ltd., which beneficially owns 70,516 shares of common stock and 219,525 shares of common stock issuable upon the exercise of warrants, (iii) 1,005,747 shares of common stock beneficially owned by BC Advisors, LLC and SRB Management, L.P. for the accounts of (a) SRB Greenway Capital, L.P., which beneficially owns 27,388 shares of common stock and 75,543 shares of common stock issuable upon the exercise of warrants, (b) SRB Greenway Capital (QP), L.P., which beneficially owns 230,775 shares of common stock and 634,191 shares of common stock issuable upon the exercise of warrants and (c) SRB Greenway Offshore Operating Fund, L.P., which beneficially owns 10,097 shares of common stock and 27,753 shares of common stock issuable upon the exercise of warrants and (iv) 189,639 shares of common stock beneficially owned by Steven R. Becker individually, which includes 140,474 shares of common stock and 49,165 shares of common stock issuable upon the exercise of warrants. WS Capital, L.L.C. is the general partner of WS Capital Management, L.P., which is the general partner of Walker Smith Capital, L.P. and Walker Smith Capital (QP), L.P. and the investment manager for WS International Fund, Ltd. and HHMI Investments, L.P. WSV Management, L.L.C. is the general partner of WS Ventures Management, L.P., which is the general partner of WS Opportunity Fund, L.P. and WS Opportunity Fund (QP), L.P. and the agent and attorney-in-fact for WS Opportunity Fund International, Ltd. Reid S. Walker and G. Stacy Smith are principals of WS Capital, L.L.C. and WSV Management, L.L.C., and Patrick P. Walker is a principal of WSV Management, L.L.C. BC Advisors, LLC is the general partner of SRB Management, L.P., which is the general partner of SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P. and SRB Greenway Offshore Operating Fund, L.P. Steven R. Becker is the sole principal of BC Advisors, LLC. Pursuant to a letter agreement, Steven R. Becker may collaborate with Reid S. Walker, G. Stacy Smith and Patrick P. Walker on investment strategies from time to time, but each of the above persons expressly disclaims membership in a “group” under Section 13(d) of the Exchange Act with respect to the securities. Each of the above persons expressly disclaims beneficial ownership of the securities, other than to the extent of its pecuniary interest therein.
(8)	Includes 572,985 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.
(9)	Includes 585,287 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.
(10)	Includes 247,251 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.

(11)	Includes 105,202 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.
(12)	Includes 50,416 shares of common stock issuable upon exercise of stock options issued to Dr. Lamotte exercisable within 60 days of February 29, 2008. Also includes 26,175 shares owned by Medical Science Partners, L.P.; and 19,592 shares owned by Medical Science Partners II, L.P. Dr. Lamotte, a member of our board of directors, is a managing partner of Medical Science Partners, L.P., and Medical Science Partners II, L.P. and has voting and investment power of the shares held by Medical Science Partners, L.P. and Medical Science Partners II, L.P. Dr. Lamotte may be deemed to be a beneficial owner of these shares but disclaims beneficial ownership as to these shares except to the extent of his proportionate pecuniary interest therein.
(13)	Consists of 40,416 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.
(14)	Includes 119,062 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.
(15)	Consists of an aggregate of (i) 125,416 shares of common stock beneficially owned by Dennis B. Gillings individually, which includes 105,138 shares of common stock and 20,278 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008 and (ii) 1,823,200 shares of common stock beneficially owned by PharmaBio Development Inc. d/b/a NovaQuest, a wholly-owned subsidiary of Quintiles Transnational Corp., which includes 1,577,371 shares of common stock and 245,829 shares of common stock issuable upon the exercise of warrants. Dr. Gillings, one of our directors, is chairman and chief executive officer of NovaQuest, and may be deemed to be a beneficial owner of its shares. Dr. Gillings disclaims beneficial ownership of the shares owned by NovaQuest. The board of directors of each of NovaQuest and Quintiles share voting and dispositive power over the shares held by NovaQuest. The members of the board of directors of each of NovaQuest and Quintiles disclaim beneficial ownership of the shares owned by NovaQuest, except to the extent of their pecuniary interest therein. Dr. Gillings is chairman and chief executive officer of Quintiles.
(16)	Consists of 30,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.
(17)	Consists of 18,888 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.
(18)	Includes 1,860,305 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008 and 614,571 shares of common stock issuable upon the exercise of warrants.

Our Board of Directors

Below is information about each member of our board of directors, including nominees for election as Class I directors. This information includes each director’s age as of February 29, 2008 and length of service as a director of Icagen, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Nominees for Terms Expiring in 2011 (Class I Directors)

Anthony B. Evnin, Ph.D.	66	1997	Dr. Evnin has served as a director since May 1997. Dr. Evnin has been a general partner at Venrock Associates, a venture capital limited partnership, since 1975. Dr. Evnin also serves on the boards of directors of a number of companies, including Infinity Pharmaceuticals, Inc., Memory Pharmaceuticals Corp., Pharmos Corporation, Renovis, Inc. and Sunesis Pharmaceuticals Incorporated, biopharmaceutical companies which are public, and several private companies. Dr. Evnin received his Ph.D. in chemistry from the Massachusetts Institute of Technology and his A.B. from Princeton University.

Dennis B. Gillings, CBE, Ph.D.	63	1997	Dr. Gillings has served as a director since August 1997. Dr. Gillings is chairman and chief executive officer of Quintiles Transnational Corp., a pharmaceutical services company. Dr. Gillings founded Quintiles in 1982. He served for more than 15 years as a professor at the University of North Carolina at Chapel Hill and received the Honorary Degree of Doctor of Science from the University in May 2001. Dr. Gillings was honored by the Queen as Commander of the Most Excellent Order of the British Empire in 2004 for services to the pharmaceutical industry. Dr. Gillings was also appointed Pro-Chancellor of Southampton University in 2006. Dr. Gillings received a diploma in mathematical statistics from Cambridge University in 1967 and a Ph.D. in mathematics from the University of Exeter, England, in 1972.

Martin A. Simonetti	50	2005	Mr. Simonetti has served as a director since March 2005. Mr. Simonetti has served as president and chief executive officer and as a director of VLST Corp., a biotechnology company, since December 2005. Mr. Simonetti was chief financial officer and treasurer of Dendreon Corporation, a biotechnology company, from January 1999 to July 2005 and senior vice president, finance of Dendreon from January 2001 to July 2005. Prior to joining Dendreon, Mr. Simonetti was employed at Amgen Inc., a biotechnology company, most recently serving as vice president operations and finance of Amgen BioPharma and its director of Colorado operations. From 1984 to 1991, Mr. Simonetti worked at Genentech, Inc., a biotechnology company, first as a scientist in its medicinal and analytical chemistry department and later

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
			as a financial analyst and group controller. Mr. Simonetti serves on the board of directors of Alexandria Real Estate Equities, Inc., a publicly traded real estate investment trust, and is a member of the Dean’s executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. in Nutrition from the University of California, Davis and an M.B.A. from the University of Santa Clara.

Directors Whose Terms Expire in 2009 (Class II Directors)

Charles A. Sanders, M.D.	76	1997	Dr. Sanders has served as a director since May 1997 and as chairman of the board of directors since October 2005. Dr. Sanders served as chairman and chief executive officer of Glaxo Inc., a pharmaceutical company, from 1989 to May 1995, and also served as a member of the board of directors of Glaxo plc. Dr. Sanders retired in 1995. Previously, Dr. Sanders was general director of Massachusetts General Hospital and professor of medicine at Harvard Medical School. Dr. Sanders is a director of Vertex Pharmaceuticals Incorporated; Biodel Inc.; Genentech, Inc.; and Cephalon, Inc., all publicly traded biotechnology companies, and LipoScience Inc., a private medical technology company, and Reata Pharmaceuticals, Inc., a private specialty pharmaceuticals company. He is currently a member of the Institute of Medicine of the National Academy of Sciences, a member of the CSIS Board of Trustees, chairman of Project HOPE and chairman of the Foundation for the National Institutes of Health. Dr. Sanders is also past chairman of the New York Academy of Sciences, past chairman of The Commonwealth Fund and past chairman of the Overseers Committee to Visit the Harvard Medical School. Dr. Sanders received his M.D. from Southwestern Medical College of the University of Texas.

Adeoye Y. Olukotun, M.D., MPH, FACC	63	2006	Dr. Olukotun has served as a director since August 2006. Dr. Olukotun has served as chief medical officer of VIA Pharmaceuticals, Inc., a biotechnology company, since September 2004. Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm, and served as its chief executive officer from March 2000 to December 2003. Dr. Olukotun also was chief medical officer of Esperion Therapeutics, Inc., a cardiovascular drug development company, from July 2001 to April 2004. Dr. Olukotun was Vice President of Medical and Regulatory Affairs and Chief Medical Officer at Mallinckrodt, Inc., a healthcare company, from June 1996 to January 2001. Prior to joining Mallinckrodt, Dr. Olukotun was employed at Bristol-Myers Squibb Company, most recently serving as vice president. Dr. Olukotun serves on the board of directors of SemBioSys Genetics Inc., a biotechnology company

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
			listed in Canada, BioMedical Systems Corporation, a private biotechnology company, and D&R Greenway Land Trust, a non-profit organization. Dr. Olukotun received his M.D. from Albert Einstein College of Medicine and a MPH degree from Harvard University School of Public Health.

Directors Whose Terms Expire in 2010 (Class III Directors)

André L. Lamotte, Sc.D.	59	1992	Dr. Lamotte has served as a director since our inception. Dr. Lamotte is currently engaged in entrepreneurial activities focused on the biotechnology sector in Europe and Asia. From 2003 through 2004, Dr. Lamotte served as a venture partner with HBM BioVentures, Ltd., a biotechnology investment fund. Dr. Lamotte was a founder of and has served as managing partner of Medical Science Partners, L.P., a venture capital limited partnership, since 1988. He also served as the managing partner of Medical Science Partners, II, L.P. and Medical Science II Co-Investment, L.P. From April 1983 to April 1988, Dr. Lamotte served as vice president and a general partner of Pasteur Merieux Inc., a pharmaceutical company. Dr. Lamotte serves on the board of directors of several private companies as well as Arpida Ltd., a biopharmaceutical company listed in Switzerland. Dr. Lamotte received his Sc.D. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard University.

Richard G. Morrison, Ph.D.	71	2004	Dr. Morrison has served as a director since January 2004. Dr. Morrison is an adjunct professor of business management and marketing at the Cameron School of Business, University of North Carolina at Wilmington. Dr. Morrison taught management and marketing from 1995 to 2001 and international business since August 2007. Dr. Morrison had a 30-year international career with Eli Lilly, a pharmaceutical company, holding a number of marketing and general management positions in Europe, the Middle East and in several South American countries. He was president of Lilly Brazil at the time of his retirement from Eli Lilly in December 1993. Dr. Morrison serves on the board of directors of Diatron MI Ltd. and Diatron Messtechnik GmbH, private medical equipment companies. Dr. Morrison has also served as a member of the Cameron School of Business Executive Advisory Board since 1995. He is a past member of the board of directors of the Juvenile Diabetes Research Foundation and continues to serve on its nominating committee. Dr. Morrison received a Ph.D. and a Masters degree from Louisiana State University.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
P. Kay Wagoner, Ph.D.	59	1992	Dr. Wagoner is a co-founder of our company and has served as our president and a director since our inception and as chief executive officer since September 1996. Prior to founding Icagen, Dr. Wagoner served in research management positions at Glaxo Inc. where she initiated and led Glaxo’s U.S. ion channel discovery efforts in central nervous system, cardiovascular and metabolic disease. In 2001, Dr. Wagoner received the distinguished alumna award for science and business from the University of North Carolina, Chapel Hill. Dr. Wagoner also serves or has served on a variety of boards of directors, including the University of North Carolina’s Graduate School Advisory Board and the Governing Body of the Biotechnology Industry Organization’s (BIO) Emerging Companies Section. In 2004, Dr. Wagoner was awarded the Entrepreneurial Excellence Award by the Research Triangle-based Council for Entrepreneurial Development, the largest entrepreneurial support organization in the United States, and the Ernst & Young Entrepreneur of the Year Regional Award for Life Sciences and Healthcare. In 2007, Dr. Wagoner received a Women in Bio outstanding achievement award. Dr. Wagoner received her Ph.D. in physiology from the University of North Carolina at Chapel Hill.

Our Executive Officers

Below is information about each of our current executive officers. This information includes each officer’s age as of February 29, 2008, his or her position with Icagen, the length of time he or she has held each position and his or her business experience for at least the past five years. Our board of directors elects our officers annually, and officers serve until they resign or the board of directors terminates their position. There are no family relationships among any of our executive officers, directors and nominees for director.

Name	Age	Position and Business Experience During Past Five Years
P. Kay Wagoner, Ph.D.	59	President and Chief Executive Officer. For more information, see “—Our Board of Directors” above.

Richard D. Katz, M.D.	44	Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer. Dr. Katz has been our executive vice president, finance and corporate development since March 2008 and our chief financial officer and treasurer since April 2001. From April 2001 to March 2008, Dr. Katz served as our senior vice president, finance and corporate development. From August 1996 to 2001, Dr. Katz worked in the Investment Banking Division of Goldman Sachs, an investment banking firm, most recently as a vice president in the Healthcare Group. Prior to joining Goldman Sachs, Dr. Katz earned a Masters in Business Administration from Harvard Business School where he graduated as a Baker Scholar. Dr. Katz earned his M.D. from the Stanford University School of Medicine and completed an internship in general surgery at the Hospital of the University of Pennsylvania. Dr. Katz received his A.B. in applied mathematics with high distinction from Harvard University.

Name	Age	Position and Business Experience During Past Five Years
Edward P. Gray, J.D.	58	Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary. Mr. Gray has been our senior vice president, intellectual property, and chief patent counsel since August 2001 and our secretary since March 2004. Mr. Gray was retired from 1999 to 2001. From 1992 to 1999, Mr. Gray held several positions in the intellectual property department of Eli Lilly & Company, including most recently assistant general patent counsel and special patent counsel. Mr. Gray also served from 1989 to 1992 as general counsel for Cardiac Pacemakers, Inc., a medical device company and former subsidiary of Eli Lilly. Mr. Gray received his J.D. from the University of Toledo and a B.S. in pharmacy from Butler University. Mr. Gray is a member of several state and federal bars, including the United States Supreme Court and the U.S. Court of Appeals, Federal Circuit. Mr. Gray is a member of the American Intellectual Property Law Association and the Licensing Executives Society and a past member of the Food and Drug Law Institute.

Seth V. Hetherington, M.D.	55	Senior Vice President, Clinical and Regulatory Affairs. Dr. Hetherington has been our senior vice president, clinical and regulatory affairs since June 2006. From June 2002 to June 2006, Dr. Hetherington served as Vice President, Clinical Development and Chief Medical Officer at Inhibitex, Inc., a biotechnology company. From May 1995 to June 2002, Dr. Hetherington held positions of increasing responsibility in clinical development, most recently Clinical Program Head, at GlaxoSmithKline and Glaxo Wellcome. Prior to joining Glaxo Wellcome, Dr. Hetherington held appointments at several leading academic medical centers, including the University of Tennessee, St. Jude Children’s Research Hospital in Memphis and Albany Medical College. Dr. Hetherington received a B.S. in physics from Yale University and his M.D. from the University of North Carolina, Chapel Hill.

CORPORATE GOVERNANCE

We are committed to strong and effective corporate governance because we believe that it leads to long-term value for our stockholders and, ultimately, makes us more competitive. We have taken the following steps, among others, to strengthen our governance practices:

•

The majority of the members of our board of directors are independent, as defined by Nasdaq listing standards. Of our eight directors, only two (Dr. Wagoner and Dr. Gillings) do not meet the Nasdaq independence criteria.

•	Our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are all composed solely of independent directors.

•

Our board of directors and board committees are active in the execution of their duties. During 2007, our board of directors met seven times, either in person or by teleconference, and acted by written consent on one occasion; our Audit Committee met nine times, either in person or by teleconference; our Compensation Committee met five times, either in person or by teleconference, and acted by written consent on one occasion; and our Nominating/Corporate Governance Committee met four times, either in person or by teleconference. Other than Dr. Gillings, all of our directors attended at least 75% of the aggregate of the meetings of our board of directors and the committees on which they served.

•	The independent members of our board of directors regularly meet in executive session without Dr. Wagoner or any other Icagen employees present.

•	We have adopted written Corporate Governance Guidelines and a written Code of Business Conduct and Ethics for all of our officers, employees and directors.

•

Our board of directors has adopted written charters for all of our board committees. The charters of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee give each of these committees the authority to retain independent legal, accounting and other advisors.

•

We have a separate president and chief executive officer (Dr. Wagoner) and chairman of the board of directors (Dr. Sanders), instead of combining these two offices under one person. Our chairman is an independent director.

•	We have adopted a Related Person Transaction Policy, which sets forth our policies and procedures for the review and approval or ratification of related person transactions.

You can find current copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating/Corporate Governance Committees in the “Investors” section of our website, www.icagen.com, or by contacting our investor relations department at the address, telephone number or e-mail address set forth below. We will post any amendments to these documents on our website. If we grant a waiver of any part of our Code of Business Conduct and Ethics to any of our executive officers or directors, we will disclose the waiver that is required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K on our website.

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Investor Relations

(919) 941-5206

investorsandpress@icagen.com

Our bylaws require that the chairman of our board of directors attend the annual meeting, and if he cannot attend, then our chief executive officer and president would attend in his stead. Our corporate governance guidelines provide that directors are responsible for attending the annual meeting. Six of our eight directors then serving attended our 2007 annual meeting of stockholders.

Under applicable Nasdaq rules, a director of Icagen will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Dr. Evnin, Mr. Simonetti, Dr. Sanders, Dr. Lamotte, Dr. Morrison or Dr. Olukotun has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. marketplace rules. In determining the independence of the directors listed above, our board of directors considered each of the transactions discussed in “Certain Relationships and Transactions with Related Persons.”

Committees of our Board of Directors

Our board of directors has established three standing committees—Audit, Compensation, and Nominating/Corporate Governance—each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are posted on the Investors section of our website, www.icagen.com.

Our board of directors has determined that all of the members of each of the board of director’s three standing committees are independent as defined under the rules of The Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

Our Audit Committee consists of Dr. Morrison (Chairman), Dr. Evnin and Mr. Simonetti, all of whom meet The Nasdaq Stock Market criteria for independence and are able to read and understand financial statements. In addition, our board of directors has determined that Mr. Simonetti is an “audit committee financial expert” as defined by the SEC. The Audit Committee’s responsibilities are:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Compensation Committee

Our Compensation Committee consists of Dr. Sanders (Chairman), Dr. Lamotte and Dr. Olukotun. Each of Dr. Sanders, Dr. Lamotte and Dr. Olukotun meet The Nasdaq Stock Market criteria for independence. The Compensation Committee’s responsibilities are:

•	annually reviewing and approving corporate and individual goals and objectives relevant to the compensation of our chief executive officer;

•	determining our chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our executive officers;

•	overseeing and administering our incentive compensation and equity-based plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules; and

•	preparing the compensation committee report required by SEC rules.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “—Executive and Director Compensation Processes.”

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee consists of Dr. Evnin (Chairman), Dr. Lamotte, Dr. Morrison and Dr. Sanders, all of whom meet The Nasdaq Stock Market criteria for independence. The Committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board committees;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles and guidelines; and

•	overseeing periodic evaluations of the board of directors.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “—Director Nomination Process.”

Executive and Director Compensation Processes

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance goals for the company as a whole and for each executive are determined and set forth in writing at the beginning of each calendar year. Annual corporate and individual goals are proposed by management and approved by the Compensation Committee at the beginning of each calendar year. The corporate goals target the achievement of specific research, clinical, regulatory, and operational milestones. Individual goals, which were only applicable to our chief executive officer in 2007 but will no longer be applicable to our chief executive officer in 2008, focus on contributions that facilitate the achievement of the corporate goals and are set at the beginning of each calendar year. Annual salary increases, annual bonuses, and annual stock option and restricted stock unit awards granted to our executives are tied to the achievement of these corporate and individual, if applicable, performance goals. During the first calendar quarter of each year, we evaluate individual and corporate performance against the written goals for the recently completed year. Each executive’s evaluation begins with a written self-assessment, which is submitted to the chief executive officer. The chief executive officer then prepares a written evaluation based on the executive’s self-assessment, the chief executive officer’s own evaluation and input from others within our company, if appropriate. The Compensation Committee reviews the executives’ self-evaluations, the chief executive officer’s evaluation of the executives, score cards for each executive, compensation data for comparative companies and any data received from compensation consultants. This process leads to a recommendation by the chief executive officer for annual executive salary increases, annual stock option and restricted stock unit awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. In the case of the chief executive officer, her individual performance evaluation is conducted by the Compensation Committee, which determines her compensation changes and awards. For all executives, annual base salary increases, annual stock option and restricted stock unit awards and annual bonuses, to the extent granted, are implemented during the first quarter of the year.

The Compensation Committee has implemented a director compensation policy, which generally provides for annual automatic option grants to non-employee directors on the first business day following our annual meeting of stockholders as well as director fees and reimbursement of expenses for attendance at meetings, paid to non-employee directors. The Compensation Committee reviews this policy periodically and recommends changes as necessary.

The Compensation Committee has delegated to Dr. Wagoner, our chief executive officer, the authority to make stock option grants under our 2004 stock incentive plan to our employees who are not executive officers pursuant to a grant methodology established by the Compensation Committee from time to time. The board of directors has also delegated to Dr. Wagoner, as a committee of one, the authority to make restricted stock and restricted stock unit grants under our 2004 stock incentive plan to our employees who are not executive officers pursuant to a grant methodology established by the board of directors from time to time.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. For the purposes of evaluating certain components of compensation in 2007, the Compensation Committee retained Pearl Meyer & Partners to assist in the development of compensation policies. For further information, see “Compensation of Our Directors and Executive Officers—Compensation Discussion and Analysis.”

Director Nomination Process

The process followed by the Nominating/Corporate Governance Committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board of directors. During the fiscal year ended December 31, 2007, we did not retain the services of a third-party search firm to help identify and evaluate any potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the Nominating/Corporate Governance Committee applies the criteria attached to the Corporate Governance Guidelines. These criteria include:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	business acumen and experience and the ability to exercise sound judgment with respect to Icagen’s objectives;

•	a commitment to understand Icagen and our industry and to regularly attend and participate in board of directors and committee meetings;

•

the interest and ability to understand the sometimes conflicting interests of our various constituencies, including stockholders, employees, collaborators, governmental entities, creditors and the general public, and to act in the interests of all stockholders; and

•	an absence of conflicts of interest, or the appearance of conflicts of interest, that would impair the candidate’s ability to represent the interests of all stockholders.

The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

The process for considering an incumbent director for reelection to the board of directors is that the Nominating/Corporate Governance Committee considers the composition of the entire board of directors, the strengths and contributions of each member of the board of directors, and the strengths and contributions of the particular director being considered. After discussion among the committee members, the committee decides whether to recommend to the full board of directors that the director be nominated for reelection.

Stockholders may recommend individuals to the Nominating/Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date the recommendation is made, to Nominating/Corporate Governance Committee, c/o Corporate Secretary, Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating/Corporate Governance Committee or our board of directors, by following the procedures set forth under “Information About the Annual Meeting and Voting—Can I recommend a candidate for Icagen’s board of directors?”.

You can find more detailed information on our process for selecting board members and our criteria for board nominees in the Corporate Governance Guidelines posted in the “Investors” section of our website, www.icagen.com.

Communicating with our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominating/Corporate Governance Committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the Nominating/Corporate Governance Committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the Nominating/Corporate Governance Committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them to our secretary at the above address or by sending an e-mail to corporatesecretary@icagen.com or our board of directors at boardofdirectors@icagen.com or, in addition, in the case of matters concerning accounting, internal accounting controls and auditing, our Audit Committee at auditchair@icagen.com.

Audit Committee Report

The Audit Committee has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2007. The Audit Committee has reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee the following, among other things:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has also received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the matters disclosed in the letter and the independence of Ernst & Young with representatives of that firm. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee also considered whether the provision by Ernst & Young of the non-audit services discussed under “Proposal 2—Ratification of the Appointment of Auditors” is compatible with maintaining the auditors’ independence and determined that the non-audit services were indeed compatible with maintaining Ernst & Young’s independence.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the board of directors that Icagen’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

This Audit Committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the report.

By the Audit Committee of the Board of Directors of Icagen, Inc.

Richard G. Morrison, Ph.D., Chairman

Anthony B. Evnin, Ph.D.

Martin A. Simonetti

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Directors

2007 Director Compensation

Name (1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Anthony B. Evnin, Ph.D.	$35,000	—	$5,128	—	—	—	$40,128
Dennis B. Gillings, CBE, Ph.D.	25,500	—	5,128	—	—	—	30,628
André L. Lamotte, Sc.D.	30,000	—	5,128	—	—	—	35,128
Richard G. Morrison, Ph.D.	43,500	—	5,128	—	—	—	48,628
Adeoye Y. Olukotun, M.D., MPH, FACC	31,000	—	17,773	—	—	—	48,773
Charles A. Sanders, M.D.	35,000	—	17,358	—	—	—	52,358
Martin A. Simonetti	32,000	—	14,075	—	—	—	46,075

(1)	P. Kay Wagoner, Ph.D., one of our directors, is also our president and chief executive officer and a named executive officer. Dr. Wagoner does not receive any additional compensation as a director. See “—Compensation of our Executive Officers—Summary Compensation Table” below for disclosure relating to her compensation.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards No. 123R, or SFAS 123R, and thus include amounts attributable to options granted in and prior to 2007 under our 2004 stock incentive plan and our amended equity compensation plan. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 7, 2008. The grant date fair value of stock options granted to our non-employee directors during 2007 as determined in accordance with SFAS 123R was as follows: $27,211 for grants made to Dr. Sanders, $15,118 for grants made to Mr. Lamotte, $15,118 for grants made to Dr. Morrison, $15,118 for grants made to Dr. Evnin and $15,118 for grants made to Dr. Gillings. No options held by our non-employee directors were forfeited during the year ended December 31, 2007. The following table shows the aggregate number of outstanding stock options held by each of our non-employee directors as of December 31, 2007.

Name	Outstanding Stock Options (#)
Anthony B. Evnin, Ph.D.	80,104	*
Dennis B. Gillings, CBE, Ph.D.	29,862
André L. Lamotte, Sc.D.	60,000
Richard G. Morrison, Ph.D.	50,000
Adeoye Y. Olukotun, M.D., MPH, FACC	25,000
Charles A. Sanders, M.D.	118,646
Martin A. Simonetti	25,000

*	Includes stock options for an aggregate of 23,195 shares of common stock held by Venrock Associates and stock options for an aggregate of 31,909 shares of common stock held by Venrock Associates II, L.P.

All of our non-employee directors have the same compensation arrangement. We reimburse our non-employee directors for out-of-pocket expenses they incur in attending board and committee meetings and pay each non-employee director an annual retainer fee of $25,000. The chairman of our Audit Committee receives an additional annual retainer of $10,000 and our other committee chairmen receive an additional annual retainer of $3,000. In addition, we pay each non-employee director $1,000 for attendance at each board meeting in which he or she participates in person or $500 if attendance is by telephone. Each non-employee director also receives $1,000 for each meeting of a committee of the board of directors in which he or she participates in person or $500 if attendance is by telephone provided that the committee meeting is held on a day other than the day of any meeting of the full board of directors. Directors who are also our employees do not receive any compensation in their capacities as directors.

Prior to July 2007, each of our non-employee directors received options to purchase 25,000 shares of our common stock for his or her services as a director for each three-year term served. The options for our non-employee directors were granted every three calendar years as of the first business day of the calendar year. The options for new directors were granted as of the date of the election or appointment of the director to the board of directors. The options granted to the non-employee directors vest monthly over three years, subject to the director’s continued service as a director. In addition, our chairman of the board of directors received options to purchase 20,000 additional shares of our common stock for his or her services as a director for each year served. The options for our chairman of the board of directors were granted every calendar year as of the first business day of the calendar year. The options granted to the chairman of the board of directors vested monthly over one year, subject to the chairman’s continued service as a director.

Effective July 30, 2007, we revised our director compensation policy to provide the following. Upon the commencement of service on our board of directors, we grant to each non-employee director a non-statutory stock option to purchase the number of shares of our common stock equal to the product of (i) 10,000 shares of our common stock divided by 12 and (ii) the number of full calendar months between the date of commencement of service and the month in which our next annual meeting of stockholders is scheduled to occur. Each of our non-employee directors is also automatically granted a non-statutory stock option to purchase 10,000 shares of our common stock every year on the first business day after our annual meeting of stockholders. In addition, our chairman of the board of directors receives a non-statutory stock option to purchase 20,000 additional shares of our common stock every year on the first business day after our annual meeting of stockholders. Options granted to our non-employee directors are fully vested on the date of grant and have exercise prices equal to the closing price of our common stock on the date of grant.

In order to transition our policy of automatically granting options to non-employee directors from every year on the first business day of the calendar year to every year on the first business day after our annual meeting of stockholders, on January 2, 2008, each of our non-employee directors received a non-statutory stock option to purchase 5,000 shares of our common stock. Our chairman of the board of directors also received a non-statutory stock option to purchase 10,000 additional shares of our common stock. These options were fully vested on the date of grant and had exercise prices equal to the closing price of our common stock on the date of grant.

Compensation of our Executive Officers

Compensation Discussion and Analysis

Overview

The Compensation Committee of our board of directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers.

Our executive compensation program is designed to achieve the primary objectives discussed below. In 2007, the Compensation Committee used the following elements of compensation to achieve our targeted objectives:

Element of Executive Compensation Program	Objectives

Base salary	• Attract, retain and motivate the best possible executive talent

Annual cash bonuses

•        Attract, retain and motivate the best possible executive talent

•        Promote the achievement of key strategic and financial performance measures by linking short- and long-term cash incentives to the achievement of measurable corporate and, if applicable, individual performance goals

•        Ensure executive compensation is aligned with our corporate strategies, business objectives and short- and long-term operating plans

Stock option and restricted stock unit awards	• Attract, retain and motivate the best possible executive talent • Align executives’ incentives with the creation of stockholder value

Other employee benefits	• Attract, retain and motivate the best possible executive talent

Severance and change of control benefits	• Attract, retain and motivate the best possible executive talent • Align executive and shareholder interests in the event of a change of control

We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components.

To achieve our objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a portion of each executive’s overall compensation to key strategic, financial and operational goals such as research and development, clinical trial and regulatory progress and intellectual property portfolio development, as well as our financial and operational performance. We also provide a portion of our executive compensation in the form of stock options and restricted stock units that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

In making compensation decisions, the Compensation Committee, with the assistance from time to time of outside compensation consultants, compares our executive compensation against that paid by companies that the Compensation Committee believes are similarly situated in our industry and are our major competitors for employees. In evaluating 2007 compensation, the Compensation Committee utilized the 2007 Executive Compensation Report published by BioWorld, which accumulates data for companies in the biotechnology industry, and data provided by Pearl Meyer & Partners, our compensation consultant as a market check. The Compensation Committee used these analyses to compare executive officer compensation against that of our peers and to determine the appropriate level of cash compensation for 2007, including salary and bonus. The Compensation Committee also reviews additional surveys of industry and national trends in executive compensation as well as market data from comparable publicly-traded companies in our industry. In considering the compensation of our executives other than our chief executive officer, the Compensation Committee also considers the recommendations of Dr. Wagoner, our president and chief executive officer.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for 2007, the Compensation Committee considered the BioWorld executive compensation report, as well as a variety of other factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, and the number of well qualified candidates to assume the individual’s role. Generally, we believe that executive base salaries should be targeted within the range of comparable salaries for executives in similar positions at comparable companies. The Compensation Committee reviewed the salaries of our executive officers against comparable market salaries and targeted salaries for our executives against market salaries at the 50th percentile while taking into account local market conditions. Minimum base salary is mandated by our employment agreements with our executives.

Base salaries are generally reviewed annually by our Compensation Committee and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The Compensation Committee approved the following salaries for our executive officers, effective as of February 1, 2007:

Executive Officer	Base Salary for 2007
P. Kay Wagoner, Ph.D. President and Chief Executive Officer	$353,600

Richard D. Katz, M.D. Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	271,171

Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	229,840

Seth V. Hetherington , M.D. Senior Vice President, Clinical Regulatory Affairs	328,640

We did not significantly increase the salary of our executive officers in 2007 from 2006 levels. Executive officers received raises within a range of 3% to 4%. These raises were based on overall performance of the executive and cost of living adjustments.

Annual Cash Bonus

The Compensation Committee sets bonus targets for our executives at the outset of each year and has the authority to award annual bonuses, the amount of which is determined in the discretion of the Compensation Committee, to our executives. The annual cash incentive bonuses are intended to compensate our executives for the achievement of company strategic, operational and financial goals and, in the case of Dr. Wagoner, individual performance objectives. The Compensation Committee works with our chief executive officer to develop performance goals that it believes can be reasonably achieved with diligent efforts over the ensuing year. For 2006 and 2007, bonus targets for executives ranged from 20% to 30% of annual base salary. In the last two years, executive officers have generally received between 34% and 100% of their maximum target bonus. Bonus targets are set annually by the Compensation Committee in the first quarter of each year as a percentage of the applicable executive’s base salary. We set bonus targets against median market data for bonuses at comparable companies in our industry. Bonus targets represent maximum targets, although actual bonuses awarded remain discretionary. The Compensation Committee approves the company and individual performance goals and the weighting of various goals for each executive and determines potential bonus amounts based on achievement of those goals. Annual bonuses are paid in cash in an amount reviewed and approved by the Compensation Committee. Annual bonuses are ordinarily approved and paid in a single installment in the first quarter following the completion of a given fiscal year.

On January 29, 2008, the Compensation Committee approved 2007 cash bonus payments for our named executive officers. The Compensation Committee approved the bonus awards following an assessment of our achievement of our performance objectives for 2007 and, with respect to Dr. Wagoner, individual performance objectives. The corporate performance objectives included progression of preclinical and clinical development programs, increasing awareness of Icagen within the investment community, achievement of corporate and business development objectives, timely, effective and efficient completion of public company reporting obligations, maintaining policies and procedures for internal controls and compliance obligations and further developing our intellectual property portfolio to build value in a cost-effective manner. 80% of Dr. Wagoner’s target bonus was based on corporate performance objectives as described above and 20% of her target bonus was based on individual performance objectives. Dr. Wagoner’s individual performance objectives included strengthening Icagen’s management team, especially in the areas of research and development and general and administrative, and assisting the Nominating/Corporate Governance Committee in the continual development of high performance standards for our board of directors and its committees. In determining 2007 bonuses, the Compensation Committee considered the performance of Icagen and each executive against these goals. In evaluating the achievement of these goals, each executive is rated based upon a performance scorecard, which represents a composite evaluation of the executive against such goals based on a self evaluation and the evaluation of the executive by the chief executive officer. For each executive, the percentage of achievement of performance goals is the key factor used to determine bonuses. The Compensation Committee also considered median bonuses given to executives at comparable publicly-traded companies in our industry. The 2007 target bonuses and bonus payments were as follows:

Executive Officer	Bonus Targets for 2007	2007 Bonus Payment
P. Kay Wagoner, Ph.D. President and Chief Executive Officer	Up to 30% of base salary, equal to $106,080	$80,000

Richard D. Katz, M.D. Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	Up to 30% of base salary, equal to $81,351	65,000

Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	Up to 30% of base salary, equal to $68,952	35,000

Seth V. Hetherington, M.D. Senior Vice President, Clinical and Regulatory Affairs	Up to 30% of base salary, equal to $98,592	65,000

For 2007, executive officers received between 50% and 80% of their maximum target bonus.

Stock Option and Restricted Stock Unit Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers comparative share ownership of executives at comparable companies in our industry, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management and outside compensation consultants. We intend that the annual aggregate value of these awards will be set within the range of levels for our peers, subject to local market conditions.

In May 2007, the Compensation Committee engaged Pearl Meyer & Partners to update the grant methodology used by us to grant stock options and restricted stock units to employees, including executive officers, based on market practice and our current stock price, which had declined since the last grant methodology was instituted. In reviewing long-term equity compensation, Pearl Meyer & Partners benchmarked long-term incentives based on current market-based award levels, calculated the potential burn rates if market-based award levels were granted to employees, compared the potential burn rate to healthcare companies in the S&P SmallCap 600, provided adjusted award levels to reflect healthcare sector burn rates and updated our grant methodology. The burn rate is calculated by dividing the number of shares granted during the year by the number of shares outstanding. The report includes minimum, target and maximum numbers of option shares for annual and new hire grants at each position. As a result of the transition to the new grant methodology and the substantial dilution experienced by employees over the course of the year, the Compensation Committee decided to award additional grants to employees, including executive officers, in August 2007.

We make initial and annual equity awards to new executives as part of our overall compensation program. See “—Grants of Plan-Based Awards” below for a description of the terms of our stock options and restricted stock units. All grants of options and restricted stock units to our executives are approved by the Compensation Committee. We grant restricted stock unit awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock unit grants are made, we generally grant significantly fewer shares of restricted stock units than the number of stock options we would grant for a similar purpose.

We do not have equity ownership guidelines for our executives. Equity awards to our executives are typically granted annually in conjunction with the review of their individual performance. This review generally takes place at a meeting of the Compensation Committee held in the first quarter of each year. We set the exercise price of all stock options equal to the closing price of our common stock on The Nasdaq Global Market on the date of grant.

In 2007, we granted to our executive officers the following equity awards:

Executive Officer	Number of Shares Subject to Stock Options Granted	Number of Shares Subject to Restricted Stock Units Granted
P. Kay Wagoner, Ph.D. President and Chief Executive Officer
January 12, 2007	46,800	15,600
August 17, 2007	55,500	36,610

Richard D. Katz, M.D. Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer
January 12, 2007	30,000	10,000
August 17, 2007	35,010	22,510

Seth V. Hetherington, M.D. Senior Vice President, Clinical and Regulatory Affairs
January 12, 2007	15,000	5,000
August 17, 2007	17,790	11,420

Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary
January 12, 2007	7,500	2,500
August 17, 2007	12,500	7,500

Our equity award grants in 2007 fell between the target and maximum amounts included in the grant methodology.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We match 20% of employee contributions to our 401(k) plan.

We sometimes award cash signing bonuses and reimbursement for relocation expenses when executives first join us. Whether a signing bonus and relocation expenses are paid and the amount of such benefits are determined on a case-by-case basis under the specific hiring circumstances.

Employment Agreements and Severance/Change of Control Benefits

Employment agreements with our executives, our amended equity compensation plan and our 2004 stock incentive plan provide our executive officers with specified benefits in the event of the termination of employment under specified circumstances, including termination following a change of control of our company. In 2007, the Compensation Committee engaged Pearl Meyer & Partners to review existing employment agreements and suggest changes to the agreements that would reflect current best practices in the market. Pearl Meyer & Partners reported on the following elements of our executive employment agreements: contract term, position, duties and responsibilities, total compensation, including salary, annual incentives, benefits and perquisites, and severance and change in control provisions. The Compensation Committee decided to amend and restate the employment agreements with our executive officers to, among other things:

•	eliminate perquisites, including estate planning and similar benefits that we previously agreed to provide,

•	modify long-term disability benefits,

•	clarify the termination provisions and provide that either we or the executive may terminate the agreement upon not less than 10 business days prior written notice,

•	align the severance payments received upon non-renewal of the agreement by us and the termination of the agreement by us without cause or by the executive for good reason,

•	establish a cut-back for the tax gross-up provisions in the agreements, and

•	conform the definition of “disability” with the definition in our disability insurance program.

We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Summary Compensation” and “—Potential Payments Upon Termination or Change of Control” below.

We believe providing these benefits helps us compete for executive talent and that such benefits were customary at the time they were adopted. We also believe that these benefits would serve to minimize the distraction caused by any change of control scenario and reduce the risk that key talent would leave the company before any such transaction closes, which could reduce the value of the company if such transaction failed to close.

With respect to severance/change of control benefits under our employment agreements, as discussed below, our executive officers receive certain severance payments if the executive terminates employment for good reason. “Good reason” is defined to include the failure of Icagen to obtain the agreement from any successor to our company to assume and agree to perform the employment agreement or the notification by the executive within one year of the consummation of a change of control transaction that the executive intends to terminate employment. This provision was provided to our four executive officers since such positions are often redundant after a change of control.

With respect to our equity compensation plans, our practice in the case of change of control benefits has been to structure these as “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our officers whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among our four most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m), and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

The compensation that we pay to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Beginning in 2006, we began accounting for stock based compensation under our 2004 stock incentive plan and all predecessor plans in accordance with the requirements of SFAS 123R.

Summary Compensation

The following table contains information about the compensation of each of our named executive officers for the years ended December 31, 2007 and 2006.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)	All Other Compensation ($) (i)		Total ($) (j)
P. Kay Wagoner, Ph.D.(3)	2007	$352,467	$80,000		$58,665	$299,790	—	—	$2,392	(4)	$793,314
President and Chief Executive Officer	2006	338,365	65,000		44,351	262,667	—	—	2,000	(4)	712,383

Richard D. Katz, M.D.	2007	$270,302	$65,000		$55,492	$203,709	—	—	$—		$594,503
Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	2006	253,676	52,000		45,390	141,929	—	—	40,571	(5)	533,566

Edward P. Gray, J.D.	2007	$229,282	$35,000		$17,221	$116,935	—	—	$4,100	(4)	$402,538
Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	2006	217,251	15,000		14,192	86,181	—	—	—		332,624

Seth V. Hetherington, M.D.	2007	$327,920	$65,000		$31,272	$287,763	—	—	$4,660	(6)	$716,615
Senior Vice President, Clinical and Regulatory Affairs	2006	174,840	49,000	(7)	14,983	198,383	—	—	94,019	(8)	531,225

(1)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the respective year in accordance with SFAS 123R of restricted stock unit awards granted under our 2004 stock incentive plan and disregard the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 7, 2008.
(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the respective year in accordance with SFAS 123R of stock options granted under our 2004 stock incentive plan and our amended equity compensation plan. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 7, 2008. Additionally, in connection with the option exchange program effected under our 2004 stock incentive plan in 2006, the following options were cancelled:

Name	2006 Cancelled Stock Options (#)
P. Kay Wagoner, Ph.D.	106,250
Richard D. Katz, M.D.	40,000
Edward P. Gray, J.D.	70,000
Seth V. Hetherington, M.D.	210,000

(3)	Dr. Wagoner is also a member of our board of directors but does not receive any additional compensation in her capacity as a director.
(4)	Represents the value of our contribution on behalf of the named executive officer to our 401(k) savings plan.
(5)	Represents loan forgiveness including principal and accrued interest.
(6)	Consists of the value of our contribution on behalf of the named executive officer to our 401(k) savings plan in an amount of $2,392 and the reimbursed temporary living expenses paid by us in an amount of $2,268.
(7)	Includes signing bonus of $25,000.
(8)	Represents reimbursement of relocation expenses.

See “—Compensation Discussion and Analysis” above for a discussion of annual cash bonuses.

We allocate compensation between cash compensation, such as salary and bonus, and long-term equity incentive compensation to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for us and our stockholders. Our salary and bonus for 2007 ranged between 55% to 63% of total compensation for our executives.

See the narrative disclosure below under “—Grants of Plan–Based Awards” for a description of the material terms of awards and the retention grant and the option exchange programs approved in September 2006.

Employment Agreements

We have entered into employment agreements with each of our current executive officers, which broadly set forth our compensation policy for executives and provide certain benefits in the event of termination of their employment.

P. Kay Wagoner, Ph.D. Pursuant to a second amended and restated executive employment agreement effective August 21, 2007, we agreed to continue to employ Dr. Wagoner as our president and chief executive officer for an initial term that began on February 1, 2006 and ended on July 6, 2007. The agreement automatically renews for consecutive additional one-year terms and has been renewed through July 6, 2009. Either party may voluntarily terminate the agreement by providing written notice of such party’s intent not to renew the agreement at least 90 days prior to the end of the then current term, and such termination would be effective as of the last day of the then current term. In addition, either party may terminate the agreement at any time, upon not less than ten business days’ prior written notice of termination. Under this agreement, Dr. Wagoner is entitled to an annual base salary of at least $353,600. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Wagoner is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, she is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee. Upon the termination of her employment by us other than for cause or by Dr. Wagoner for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Wagoner has the right to receive a severance payment in an amount equal to 24 times her monthly base salary and the average of the cash bonus awards made to Dr. Wagoner during the two-year period prior to her termination. In addition, Dr. Wagoner is entitled to the continuation of benefits for an equivalent period of time as a result of any termination, or until such earlier time as Dr. Wagoner obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Dr. Wagoner, she is entitled to receive a severance payment in an amount equal to 21 times her monthly base salary and the average of the cash bonus awards made to Dr. Wagoner during the two-year period prior to her termination. Dr. Wagoner is required to sign a general release of claims with us as a condition to her receipt of any severance payment under the agreement. If at any time any payment to Dr. Wagoner constitutes an excess parachute payment within the meaning of Section 280G of the code, Dr. Wagoner is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $100,000; provided that, the total amount of such payment may be reduced if the after tax result is more favorable to Dr. Wagoner. Any tax gross-up payment must be paid in accordance with Section 409A of the code. Dr. Wagoner agrees that the severance benefit and continuing benefits to which she may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Dr. Wagoner of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of her employment. Pursuant to this agreement, Dr. Wagoner is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits her from competing with us during the term of her employment and for a period of two years after termination of employment.

Richard D. Katz, M.D. Pursuant to a second amended and restated executive employment agreement effective August 21, 2007, as amended, we agreed to continue to employ Dr. Katz as our executive vice president of finance and corporate development, chief financial officer and treasurer for an initial term that began on February 1, 2006 and ended on April 23, 2007. The agreement automatically renews for consecutive additional one-year terms and has been renewed through April 23, 2009. Either party may voluntarily terminate the agreement by providing written notice of such party’s intent not to renew the agreement at least 90 days prior to the end of the then current term, and such termination would be effective as of the last day of the then current term. In addition, either party may terminate the agreement at any time, upon not less than ten business days’ prior written notice of termination. Under this agreement, Dr. Katz is entitled to an annual base salary of at least $300,000. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Katz is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, he is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee. Upon the termination of his employment by us other than for cause or by Dr. Katz for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Katz has the right to receive a severance payment in an amount equal to 21 times his monthly base salary and the average of the cash bonus awards made to Dr. Katz during the two-year period prior to his termination. In addition, Dr. Katz is entitled to the continuation of benefits for an equivalent period of time as a result of any termination, or until such earlier time as Dr. Katz obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Dr. Katz, he is entitled to receive a severance payment in an amount equal to 18 times his monthly base salary and the average of the cash bonus awards made to Dr. Katz during the two-year period prior to his termination. Dr. Katz is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Dr. Katz constitutes an excess parachute payment within the meaning of Section 280G of the code, Dr. Katz is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000; provided that, the total amount of such payment may be reduced if the after tax result is more favorable to Dr. Katz. Any tax gross-up payment must be paid in accordance with Section 409A of the code. Dr. Katz agrees that the severance benefit and continuing benefits to which he may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Dr. Katz of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of his employment. Pursuant to this agreement, Dr. Katz is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment.

Edward P. Gray, J.D. Pursuant to an amended and restated executive employment agreement effective August 22, 2007, as amended, we agreed to continue to employ Mr. Gray as our senior vice president, intellectual property, chief patent counsel and secretary for an initial term that began on February 1, 2006 and ended on February 1, 2008. The agreement automatically renews for consecutive additional one-year terms and has been renewed through February 1, 2009. Either party may voluntarily terminate the agreement by providing written notice of such party’s intent not to renew the agreement at least 90 days prior to the end of the then current term, and such termination would be effective as of the last day of the then current term. In addition, either party may terminate the agreement at any time, upon not less than ten business days’ prior written notice of termination. Under this agreement, Mr. Gray is entitled to an annual base salary of at least $229,840. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Mr. Gray is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, Mr. Gray is eligible to receive grants of stock options or other stock–based awards as may be awarded in the discretion of our board of directors or our Compensation Committee. Upon the termination of his employment by us other than for cause or by Mr. Gray for good reason, including, under specified circumstances, a change in control of Icagen, Mr. Gray has the right to receive a severance payment in an amount equal to 18 times his monthly base salary and the average of the cash bonus awards made to Mr. Gray during the two-year period prior to his termination. In addition, Mr. Gray is entitled to the continuation of benefits for an equivalent period of time as a result of any termination, or until such earlier time as Mr. Gray obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Mr. Gray, he is entitled to receive a severance payment in an amount equal to 15 times his monthly base salary and the average of the cash bonus awards made to Mr. Gray during the two-year period prior to his termination. Mr. Gray is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Mr. Gray constitutes an excess parachute payment within the meaning of Section 280G of the code, Mr. Gray is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000; provided that, the total amount of such payment may be reduced if the after tax result is more favorable to Mr. Gray. Any tax gross-up payment must be paid in accordance with Section 409A of the code. Mr. Gray agrees that the severance benefit and continuing benefits to which he may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Mr. Gray of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of his employment. Pursuant to this agreement, Mr. Gray is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment.

Seth V. Hetherington, M.D. Pursuant to an amended and restated executive employment agreement effective August 22, 2007, as amended, we agreed to continue to employ Dr. Hetherington as our senior vice president, clinical and regulatory affairs for a term beginning on June 15, 2006 and ending on June 15, 2008. The agreement automatically renews for consecutive additional one-year terms and has been renewed through June 15, 2009. Either party may voluntarily terminate the agreement by providing written notice of such party’s intent not to renew the agreement at least 90 days prior to the end of the then current term, and such termination would be effective as of the last day of the then current term. In addition, either party may terminate the agreement at any time, upon not less than ten business days’ prior written notice of termination. Under this agreement, Dr. Hetherington is entitled to an annual base salary of at least $328,640. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Hetherington is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, Dr. Hetherington is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee. Upon the termination of his employment by us other than for cause or by Dr. Hetherington for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Hetherington has the right to receive a severance payment in an amount equal to 12 times his monthly base salary, if termination occurs prior to June 15, 2011, and 18 times his monthly base salary, if termination occurs on or after June 15, 2011, and the average of the cash bonus awards made to Dr. Hetherington during the two-year period prior to his termination. In addition, Dr. Hetherington is entitled to the continuation of benefits for an equivalent period of time as a result of any termination, or until such earlier time as Dr. Hetherington obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Dr. Hetherington, he is entitled to receive a severance payment in an amount equal to 12 times his monthly base salary, if termination occurs prior to June 15, 2011 or 15 times his monthly base salary, if termination occurs on or after June 15, 2011, and the average of the cash bonus awards made to Dr. Hetherington during the two-year period prior to his termination. Dr. Hetherington is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Dr. Hetherington constitutes an excess parachute payment within the meaning of Section 280G of the code, Dr. Hetherington is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000; provided that, the total amount of such payment may be reduced if the after tax result is more favorable to Dr. Hetherington. Any tax gross-up payment must be paid in accordance with Section 409A of the code. Dr. Hetherington agrees that the severance benefit and continuing benefits to which he may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Dr. Hetherington of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of his employment. Pursuant to this agreement, Dr. Hetherington is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment.

Grants of Plan-Based Awards

2007 Grants of Plan-Based Awards

Name (a)	Grant Date(1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
		(c)	(d)	(e)	(f)	(g)	(h)
P. Kay Wagoner, Ph.D.	1/12/07								46,800	$1.36	$42,125
	1/12/07							15,600			21,216
	8/17/07								55,500	2.02	78,244
	8/17/07							35,610			71,932

Richard D. Katz, M.D.	1/12/07								30,000	1.36	27,003
	1/12/07							10,000			13,600
	8/17/07								35,010	2.02	49,357
	8/17/07							22,510			45,470

Edward P. Gray, J.D.	1/12/07								7,500	1.36	6,751
	1/12/07							2,500			3,400
	8/17/07								12,500	2.02	17,622
	8/17/07							7,500			15,150

Seth V. Hetherington, M.D.	1/12/07								15,000	1.36	13,502
	1/12/07							5,000			6,800
	8/17/07								17,790	2.02	25,080
	8/17/07							11,420			23,068

(1)	Awarded under our 2004 stock incentive plan.
(2)	Represents restricted stock unit awards.

Except for certain grants to new hires, the stock options we grant to our executives typically vest monthly over four years of the ten-year option term. The option grants reflected in the table above each vest according to this schedule. Vesting of the stock options ceases on termination of employment and, for options granted prior to August 17, 2007, the ability to exercise ceases shortly after termination of employment except in the case of death or disability. For options granted to executive officers on or after August 17, 2007, exercise rights cease 180 days to 5 years after termination depending on length of service. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant. The stock option agreements between us and our executive officers generally provide that the stock option will become immediately exercisable in full if there is a change in control of Icagen and the officer loses his or her position with the acquiring or succeeding corporation or is offered a position of diminished responsibilities on or prior to the 18-month anniversary of the date of the reorganization event.

Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the restricted stock units vest. Restricted stock unit awards to our executive officers generally vest annually over four years. All of the restricted stock unit awards reflected in the table above vest annually over four years. Upon termination of employment, unvested restricted stock units automatically terminate and will be forfeited. Until shares of common stock are delivered at the time the restricted stock units vest, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents. The rights and interests in the restricted stock units may not be sold, assigned, encumbered or otherwise transferred except, in the event of death, by will or by the laws of descent and distribution. The restricted stock unit agreements between us and our executive officers generally provide that the restricted stock units will become immediately vested in full if there is a change in control of Icagen and the officer loses his or her position with the acquiring or succeeding corporation or is offered a position of diminished responsibilities on or prior to the 18-month anniversary of the date of the change in control event.

Outstanding Equity Awards at Fiscal Year End

2007 Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

P. Kay Wagoner, Ph.D.							23,438	(1)	$39,376
							15,600	(1)	26,208
							35,610	(1)	59,825
	150,000	(4)	—		$0.50	10/11/09
	100,000	(3)	—		0.75	12/10/10
	50,000	(4)	—		2.25	12/30/12
	106,770	(4)	18,230		5.00	4/21/14
	58,332	(5)	58,335		0.87	9/26/16
	35,415	(5)	35,418		0.90	9/27/16
	10,724	(4)	36,076		1.36	1/11/17
	4,625	(4)	50,875		2.02	8/16/17

Richard D. Katz, M.D.							32,000	(2)	$53,760
							10,000	(1)	16,800
							22,510	(1)	37,817
	25,000	(6)	—		$2.00	4/22/11
	50,000	(8)	—		2.00	4/22/11
	225,000	(7)	—		2.00	4/22/11
	10,000	(4)	—		2.25	8/28/13
	45,833	(4)	4,167		5.00	4/12/14
	16,665	(4)	5,556		6.40	12/30/14
	127,406	(5)	127,408		0.87	9/26/16
	13,332	(5)	13,334		0.90	9/27/16
	6,875	(4)	23,125		1.36	1/11/17
	2,917	(4)	32,093		2.02	8/16/17

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Edward P. Gray, J.D.							7,500	(1)	$12,600
							2,500	(1)	4,200
							7,500	(1)	12,600
	25,000	(8)	—		$2.00	9/9/11
	75,000	(7)	—		2.00	9/9/11
	20,000	(4)	—		2.25	9/9/12
	5,000	(4)	—		2.25	8/28/13
	10,000	(4)	—		2.25	9/9/13
	12,187	(4)	2,813		6.40	9/19/14
	50,000	(5)	50,000		0.87	9/26/16
	23,332	(5)	23,335		0.90	9/27/16
	1,718	(4)	5,782		1.36	1/11/17
	1,041	(4)	11,459		2.02	8/16/17

Seth V. Hetherington, M.D.							15,000	(1)	$25,200
							5,000	(1)	8,400
							11,420	(1)	19,186
	70,000	(5)	70,001		$0.90	9/27/16
	3,437	(4)	11,563		1.36	1/11/17
	1,482	(4)	16,308		2.02	8/16/17

(1)	The restricted stock unit award vests annually over four years.
(2)	The restricted stock unit award vests annually over five years.
(3)	The stock option vests annually over three years.
(4)	The stock option vests monthly over four years.
(5)	The stock option vests as to 25% of the shares covered thereby on the date that is six months after the grant date, an additional 25% of the shares on the date that is 12 months after the grant date, an additional 17% of the shares on the date that is 18 months after the grant date, an additional 17% of the shares on the date that is 24 months after the grant date, and the remaining 16% of the shares on the date that is 30 months after the grant date. These stock options were granted in connection with the 2006 retention grant program and option exchange program described below.
(6)	The stock option was fully vested as of the grant date.
(7)	The stock option vests as to 33% of the shares covered thereby on the first anniversary of the grant date and monthly thereafter until the third anniversary of the grant date.
(8)	The stock option vests on the first anniversary of the grant date.

The restricted stock unit awards reflected in the table were granted on various dates during 2007 and 2006. See the narrative description above under “—Grants of Plan-Based Awards” for a description of the material terms of the restricted stock unit awards.

The stock options reflected in the table have a term of ten years. The stock options with expiration dates on September 26, 2016, September 27, 2016, January 11, 2017 and August 16, 2017 were granted under our 2004 stock incentive plan.

The other stock options reflected in the table were granted under our amended equity compensation plan. Vesting of the stock options ceases on termination of employment and, for options granted prior to August 17, 2007, the ability to exercise ceases shortly after termination of employment except in the case of death or disability. For options granted to executive officers on or after August 17, 2007, exercise rights cease 180 days to 5 years after termination depending on length of service. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant. The stock option agreements under our 2004 stock incentive plan between us and our executive officers generally provide that the stock option will become immediately exercisable in full if there is a change in control of Icagen and the officer loses his or her position with the acquiring or succeeding corporation or is offered a position of diminished responsibilities on or prior to the 18-month anniversary of the date of the reorganization event. The stock option agreements under our amended equity compensation plan between us and our executive officers generally provide that the stock option will become fully vested and exercisable upon death or disability, upon the termination of employment without cause and in the event of a transfer of control resulting in a change in beneficial ownership of at least a majority of our then existing voting stock of Icagen.

On September 27, 2006, our Compensation Committee approved an employee retention program with the objective of revitalizing the incentive value of the stock options held by our employees. The employee retention program was comprised of two components: (1) stock option grants to employees holding outstanding stock options having an exercise price of $2.00 or greater, which we refer to as the retention grant program, and (2) offers to eligible management employees, whereby those employees could surrender certain outstanding stock options, or old options, issued under our 2004 stock incentive plan in exchange for a reduced number of new options, or new options, which we refer to as the option exchange program.

Pursuant to the retention grant program, we granted to substantially all employees, including our executive officers, additional stock options for common stock equivalent to two shares of common stock for every three shares of common stock covered by certain outstanding options having an exercise price of $2.00 or greater, with the number of shares issuable upon exercise of each new option rounded to the nearest share. The new options were granted at the exercise price of $0.87, equal to the closing price of our common stock on The Nasdaq Global Market on September 27, 2006, the date on which the options were granted.

Pursuant to the option exchange program, we offered each eligible management employee, including our executive officers, the opportunity to exchange old options for new options at a rate of two shares of common stock for every three shares issuable upon the exercise of an old option, rounded to the nearest share. Old options eligible for the option exchange program were excluded from the retention grant program. We granted new options at an exercise price of $0.90, equal to the closing price of our common stock on The Nasdaq Global Market on September 28, 2006, the date on which the eligible management employees elected to exchange their options and the new options were granted.

All options granted pursuant to the retention grant program and the option exchange program were granted pursuant to the terms of our 2004 stock incentive plan, with each option vesting as to 25% of the shares covered thereby on the date that is six months after the grant date; an additional 25% of the shares on the date that is 12 months after the grant date; an additional 17% of the shares on the date that is 18 months after the grant date; an additional 17% of the shares on the date that is 24 months after the grant date; and the remaining 16% of the shares on the date that is 30 months after the grant date. The term of these options is ten years.

The exchange of 649,000 options for 432,666 new, lower-priced options was treated as a modification pursuant to SFAS 123R and resulted in incremental expense of $147,000, which represented the difference in fair value of the new options over the cancelled options as calculated using the Black Scholes Option Pricing Model.

Option Exercises and Stock Vested

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)

P. Kay Wagoner, Ph.D.	—	—	7,812	$10,781
Richard D. Katz, M.D.	—	—	8,000	11,040
Edward P. Gray, J.D.	—	—	2,500	3,450
Seth V. Hetherington, M.D.	—	—	5,000	9,800

(1)	The value realized on vesting was calculated by multiplying the number of shares acquired on the vest date by the closing market price of our common stock on the vest date.

Potential Payments Upon Termination or Change of Control

Under the employment agreements or other arrangements that we have with our named executive officers, each is entitled to certain compensation from us in the event of the termination of their employment or a change of control of Icagen. The tables that follow quantify the amount of compensation due to our named executive officers in these different situations. The amounts shown assume that the termination or change of control event was effective as of December 31, 2007, using the salary amount effective on that date but the 2007 bonus amount approved in January 2008, and are only estimates of the amounts payable. However, the amounts shown do take into account the amendments to employment agreements that became effective after December 31, 2007. These amendments are included in the description of the employment agreements under “—Summary Compensation—Employment Agreements” above. The actual amounts to be paid in any of the situations listed below can only be determined at the time of an executive’s separation from Icagen.

If (i) we terminate the employment of any of our executive officers (A) other than for cause (as defined in the employment agreement), death or disability or (B) notify the executive of nonrenewal at least 90 days prior to the renewal date or (ii) the executive terminates his or her employment for good reason (as defined in the applicable employment agreement), the executive is entitled to receive the severance benefits listed below payable in semi-monthly installments to be paid on each of the 15th and last business day of each calendar month commencing in the month immediately following the date of termination:

•	an amount equal to base salary for the number of months specified below for each executive;

Executive	Number of Months
P. Kay Wagoner, Ph.D.	24 (21 in the case of nonrenewal)
Richard D. Katz, M.D.	21 (18 in the case of nonrenewal)
Edward P. Gray, J.D.	18 (15 in the case of nonrenewal)

Seth V. Hetherington, M.D.	12 if before June 15, 2011, and

18 (15 in the case of nonrenewal) if on or after June 15, 2011

•	the average of cash bonuses awarded to the executive over the two years prior to termination of employment;

•

continuation of all medical and dental insurance, life insurance and disability insurance benefits, or the value thereof if benefits cannot be provided to non-employees, for an equivalent period of time or until such earlier time as the executive obtains comparable coverage for these benefits from another employer; and

•

if the payment would constitute an “excess parachute payment” within the meaning of Section 280G of the code, a tax gross-up payment with respect to all taxes up to $50,000, or $100,000 in the case of Dr. Wagoner, which we refer to as the tax gross-up payment; provided that, the total amount of the tax gross-up payment may be reduced if the after tax result is more favorable to the executive.

“Good reason” is defined to include the failure of Icagen to obtain the agreement from any successor to our company to assume and agree to perform the employment agreement or the notification by the executive within one year of the consummation of a change of control (as defined in the applicable employment agreement) transaction that the executive intends to terminate employment.

Other than in the situations discussed above, we will have no further obligation to the executive under his or her employment agreement upon termination other than the payment of all compensation and other benefits payable to executive through the date of termination and any gross-up or excise tax gross-up payment. Upon termination of the executive for reason of death or disability, the executive will receive the indemnity payment due pursuant to our disability insurance policy.

The following table shows the potential payments upon a termination or change of control as of December 31, 2007 for P. Kay Wagoner, Ph.D., our president and chief executive officer, under her employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$707,200	$618,800	—
Bonus	—	72,500	72,500	—
Continuing Benefits	—	13,019	11,391	—
Total	—	792,719	702,691	—
Excise Tax Gross-Up Payment*	—	100,000	100,000	—

*	Maximum amount available and only available in a change of control scenario.

The following table shows the potential payments upon a termination or change of control as of December 31, 2007 for Richard D. Katz, M.D., our executive vice president, finance and corporate development, chief financial officer and treasurer, under his employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$474,549	$406,757	—
Bonus	—	58,500	58,500	—
Continuing Benefits	—	21,354	18,303	—
Total	—	554,403	483,560	—
Excise Tax Gross-Up Payment*	—	50,000	50,000	—

*	Maximum amount available and only available in a change of control scenario.

The following table shows the potential payments upon a termination or change of control as of December 31, 2007 for Edward P. Gray, J.D., our senior vice president, intellectual property, chief patent counsel and secretary, under his employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$344,760	$287,300	—
Bonus	—	25,000	25,000	—
Continuing Benefits	—	18,246	15,205	—
Total	—	388,006	327,505	—
Excise Tax Gross-Up Payment*	—	50,000	50,000	—

*	Maximum amount available and only available in a change of control scenario.

The following table shows the potential payments upon a termination or change of control as of December 31, 2007 for Seth V. Hetherington, M.D., our senior vice president, clinical and regulatory affairs, under his employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$328,640	$328,640	—
Bonus	—	44,500	44,500	—
Continuing Benefits	—	1,680	1,680	—
Total	—	374,820	374,820	—
Excise Tax Gross-Up Payment*	—	50,000	50,000	—

*	Maximum amount available and only available in a change of control scenario.

In order for our executive officers to receive these payments, they are required to sign a general release of claims with us. Also, each executive officer is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him or her from competing with us during the term of employment and for a period of two years after termination of employment.

Under our amended equity compensation plan, each of the outstanding option agreements provides that the options will become fully vested and exercisable upon death or disability, upon a termination of employment without cause and in the event of a transfer of control, as defined in the option agreements, resulting in a change in beneficial ownership of at least a majority of our then existing voting stock.

Under our 2004 stock incentive plan, upon the occurrence of a change in control event that does not also constitute a reorganization event, each option or restricted stock unit award will continue to vest according to its original vesting schedule, except that the award will become immediately exercisable in full if on or prior to the 18-month anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

If these provisions were triggered as of December 31, 2007, our named executive officers, who hold the unvested stock options and restricted stock units listed below, would receive the following benefits:

Executive	Number of Shares Underlying Unvested Options (#)	Value of Unvested Options ($)(1)	Number of Shares Underlying Restricted Stock Units (#)	Value of Restricted Stock Units ($)(2)
P. Kay Wagoner, Ph.D.	198,934	$86,422	74,648	$125,409
Richard D. Katz, M.D.	205,683	121,001	64,510	108,377
Edward P. Gray, J.D.	93,389	60,552	17,500	29,400
Seth V. Hetherington, M.D.	97,872	58,301	31,420	52,786

(1)	The value of unvested options was calculated by multiplying the number of shares underlying unvested options by the difference between $1.68, the closing market price of our common stock on December 31, 2007, and the exercise price of the options.
(2)	The value of unvested shares of restricted stock units was calculated by multiplying the number of shares underlying restricted stock units by $1.68, the closing market price of our common stock on December 31, 2007.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Dr. Lamotte, Dr. Sanders and Dr. Olukotun. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our Compensation Committee. None of the members of our Compensation Committee has ever been our employee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This Compensation Committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the report.

By the Compensation Committee of the Board of Directors of Icagen, Inc.

Charles A. Sanders, M.D., Chairman

Andre L. Lamotte, Sc.D.

Adeoye Y. Olukotun, M.D., MPH, FACC

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2007.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights (Column A)		Weighted Average Exercise Price of Outstanding Options(1) (Column B)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A)(2) (Column C)
Equity compensation plans that have been approved by our stockholders	5,483,267	(3)	$2.21	2,861,034
Equity compensation plans that have not been approved by our stockholders	—		—	—

Total	5,483,267		$2.21	2,861,034	(4)

(1)	Amount is based on the weighted average exercise price of the 5,069,303 stock options outstanding on December 31, 2007. The 413,964 restricted stock units outstanding on December 31, 2007 were issued at a weighted average price of $3.24, reflecting the fair market values of the restricted stock units on the date of grant.
(2)	In addition to being available for issuance upon the exercise of stock options that we may grant after December 31, 2007, all of the shares available for grant under our 2004 stock incentive plan, may instead be issued in the form of restricted stock, restricted stock units and other stock-based awards.
(3)	Consists of 2,272,819 shares to be issued upon exercise of outstanding options under our amended equity compensation plan as of December 31, 2007 and 3,210,448 shares to be issued upon exercise of outstanding options and restricted stock units under our 2004 stock incentive plan as of December 31, 2007. Our 2004 stock incentive plan became effective on February 3, 2005, and we will grant no further awards under our amended equity compensation plan.
(4)	As of December 31, 2007, we had 2,861,034 shares available for future grant, and, as of February 29, 2008, we had 2,989,729 shares available for future grant. Under our 2004 stock incentive plan, the number of shares issuable is automatically increased every January 1 beginning in fiscal year 2006 and ending on the second day of fiscal year 2014 by an amount equal to the lesser of (i) 1,000,000 shares of common stock, (ii) 5% of the outstanding shares on that date or (iii) an amount determined by our board of directors; provided, however, that, in no event may the number of shares available for issuance under our 2004 stock incentive plan and all other employee equity incentive plans exceed 25% of our outstanding shares on January 1.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions

Private Placement

On January 26, 2007, we entered into a securities purchase agreement with institutional and other accredited investors to sell an aggregate of 15,423,640 shares of our common stock, together with warrants to purchase an aggregate of 5,398,256 shares of our common stock at an exercise price of $1.45 per share, for a total purchase price of $1.42375 per unit, resulting in gross proceeds of approximately $22 million. The warrants are exercisable at any time in whole or in part and expire on the earlier to occur of (i) February 6, 2012 and (ii) ten business days after notice from us, which notice may only be given if (A) the closing price of our common stock has been greater than $3.00 per share for a period of 30 consecutive trading days at any time after the issuance of the warrants and (B) either a registration statement is available for the sale of the shares issuable upon exercise of the warrants, the shares issuable upon exercise of the warrants can be sold pursuant to Rule 144(k) of the Securities Act, or any time after the third anniversary of the date of issuance of the warrants. The warrants are also exercisable on a cashless basis. The private placement contemplated by the securities purchase agreement, which we refer to as the private placement, closed on February 6, 2007.

We issued and sold an aggregate of 15,423,640 shares of common stock and warrants to purchase 5,398,256 shares of common stock in the private placement to the following holders of more than 5% of our common stock in 2006 or 2007 and the affiliates of our directors and 5% stockholders:

Purchaser(1)	Shares of Common Stock	Warrants to Purchase Shares of Common Stock	Aggregate Consideration Paid
Entities/individuals affiliated with Greenway Capital	5,057,063	1,769,967	$7,199,993
Goldman, Sachs & Co.	1,615,452	565,408	2,300,000
QVT Fund LP	1,580,333	553,116	2,249,999
Entities affiliated with Venrock Associates(2)	1,053,554	368,742	1,499,998
PharmaBio Development Inc. d/b/a NovaQuest(3)	702,370	245,829	999,999
Entities affiliated with Alta Partners	702,368	245,827	999,996

Total	10,711,140	3,748,889	$15,249,985

(1)	See the section of this proxy statement entitled “Information About Our Directors, Officers and 5% Stockholders—Security Ownership of Certain Beneficial Owners and Management” for more detail on shares beneficially owned by these purchasers.
(2)	Anthony B. Evnin, a member of our board of directors, is a general partner of Venrock Associates and Venrock Associates II, L.P.
(3)	Dennis B. Gillings, a member of our board of directors, is chairman and chief executive officer of PharmaBio Development Inc., d/b/a NovaQuest, a wholly owned subsidiary of Quintiles Transnational Corp., and chairman and chief executive officer of Quintiles.

Each of these investors, other than QVT Fund LP and the entities/individuals affiliated with Greenway Capital, was an existing stockholder or affiliated with an existing stockholder prior to the private placement. These existing stockholders participated in the private placement on the same terms as the other purchasers. The members of the Audit Committee of our board of directors having no financial interest in the transactions contemplated by the private placement approved the terms of the private placement and the participation of these existing stockholders.

Pursuant to the securities purchase agreement, we filed a registration statement with the SEC to register the shares of common stock issued in the private placement, including shares issuable upon exercise of the warrants, for resale. In addition, we agreed to use our reasonable best efforts to keep the registration statement effective until the earlier of three years after the closing of the private placement, the date on which the shares registered become eligible for resale pursuant to Rule 144 under the Securities Act, without any volume or manner of sale restrictions, or the time as all the shares registered have been sold by the purchasers. In the event that the registration statement does not become effective or its effectiveness is not maintained beginning 90 days after the closing of the private placement (if the registration statement is not reviewed by the SEC) or 120 days after the closing of the private placement (if it is so reviewed) or, after the registration statement is declared effective by the SEC, the registration statement is suspended by us or ceases to remain continuously effective as to all registrable securities for which it is required to be effective, with certain specified exceptions, each event referred to as a registration default, we are obligated to pay each purchaser an amount in cash equal to 1% of that purchaser’s aggregate purchase price for each 30-day period or portion thereof during which a registration default remains uncured. We are not obligated to pay liquidated damages in excess of 10% of the purchase price paid by each purchaser in the private placement.

Quintiles Agreement

In December 1998, we entered into a master services agreement with Quintiles Transnational Corp. to provide certain services to us relating to the conduct of clinical trials for senicapoc, one of our drug development programs, and other services. Pursuant to this agreement, Quintiles will perform services, including clinical trial services, regulatory, clerical, project management, central laboratory services, preclinical services and other research and development services, as requested by us. We are obligated to pay the fees, expenses and pass-through costs of Quintiles in accordance with work orders issued under the agreement. The term of the agreement continues until terminated by either party in accordance with the agreement and may be terminated by us without cause upon 60 days’ written notice or by either party upon 30 days’ written notice of any breach of the agreement which is not cured within the 30 day notice period. We paid Quintiles approximately $7.5 million in 2006 and $6.3 million in 2007 for services rendered pursuant to this agreement. One of our directors, Dennis B. Gillings, is chairman and chief executive officer of Quintiles, and Quintiles wholly-owns PharmaBio Development Inc. d/b/a NovaQuest, one of our stockholders.

Abbott Collaboration

Effective August 2001, we entered into a collaborative research and license agreement with Abbott Laboratories, one of our stockholders holding more than 5% of our voting securities during 2006, to develop and commercialize compounds active at a specified ion channel target for the treatment of neuropathic pain and related disorders of the central nervous system. Under the terms of our agreement with Abbott, Abbott paid us an initial $1.0 million license fee and provided research funding for an agreed research program through the end of 2004. Our collaboration was extended through December 31, 2005. We did not receive any research program funding from Abbott in 2006. We understand that Abbott is no longer pursuing development of the lead compounds identified during the term of the collaboration. Should Abbott elect to pursue development of any of these lead compounds, we would be entitled to payments upon achievement of specified development and regulatory milestones and royalties based upon net product sales. Abbott is no longer one of our 5% stockholders.

Pfizer Collaboration and Private Placements

On August 13, 2007, we entered into a collaborative research and license agreement with Pfizer Inc, for the discovery, development, manufacture and commercialization of compounds and products that modulate three specific sodium ion channels as new potential treatments for pain and related disorders. Pfizer is a holder of more than 5% of our common stock after the purchase of our common stock in the private placements discussed below. Pursuant to the collaboration arrangement, Pfizer paid us an initial upfront license fee of $12.0 million. In addition to the upfront license fee, Pfizer is providing us with research and development funding over a two-year research period pursuant to the agreement. The research term may be extended upon mutual agreement of Pfizer and us. Additionally, Pfizer is obligated to make payments to us upon achievement of specified research, development, regulatory and commercialization milestones of up to $359.0 million for each drug candidate developed. We are also eligible to receive tiered royalties, against which Pfizer may credit any commercialization milestones, based on specified percentages of net product sales. Pfizer’s obligation to pay us royalties with respect to a product will expire generally on a country-by-country basis on the expiration of the last-to-expire of specified patent rights covering the product. We recognized $4.4 million of revenue related to the Pfizer collaboration agreement for the year ended December 31, 2007.

On August 13, 2007, in connection with the collaborative research and license agreement with Pfizer, we also entered into a purchase agreement with Pfizer to sell to Pfizer up to $15.0 million of our common stock. In a first closing of the transaction on August 20, 2007, we sold 2,688,172 shares of common stock to Pfizer at a price of $1.86 per share, which was the closing bid price of our common stock as reported on the Nasdaq Global Market as of 4:00 p.m. Eastern time on the business day preceding the execution of the purchase agreement, resulting in gross proceeds to us of approximately $5.0 million. In a subsequent closing of the transaction on February 13, 2008, we sold 5,847,953 shares of common stock to Pfizer at a price of $1.71 per share, which was the closing bid price of our common stock as reported on the Nasdaq Global Market as of 4:00 p.m. Eastern time on the business day preceding the date of our exercise of our put option to sell the shares, resulting in gross proceeds to us of approximately $10.0 million.

Pursuant to the purchase agreement with Pfizer, we agreed to use our reasonable best efforts to file a registration statement with the SEC to register the resale of the shares of common stock issue in the private placements to Pfizer within 30 days following the request by Pfizer to effect the registration of the shares. Pfizer may request that we register the shares at any time after August 20, 2008. We also agreed to use our reasonable best efforts to have the registration statement declared effective within 90 days after the date on which the registration statement is filed, or within 120 days if the SEC determines to review the registration statement. In the event the registration statement (a) has not been filed within 30 days after receipt of a request by Pfizer to effect the registration of the shares, (b) is not declared effective within 90 days after the filing date of the registration statement, if the SEC determines not to review the registration statement, (c) is not declared effective within 120 days after the filing date of the registration statement, if the SEC determines to review the registration statement, or (d) after the registration statement is declared effective by the SEC, is suspended by us or ceases to remain continuously effective as to all of the shares for which it is required to be effective, with certain specified exceptions, then we have agreed to pay Pfizer as liquidated damages an amount equal to 1% of the purchase price paid by Pfizer for the shares per 30-day period or portion thereof during which the a default remains uncured, subject to an aggregate limit on liquidated damages. The maximum aggregate amount of liquidated damages payable to Pfizer in respect of the shares is limited to 10% of the aggregate purchase price paid by Pfizer pursuant to the purchase agreement. In addition, we agreed to use our reasonable best efforts to take all such actions as may be reasonably necessary to keep the registration statement current and effective until the earliest of (a) one year after the filing date, (b) the date on which all of the shares may be sold or transferred in compliance with Rule 144 under the Securities Act, without any volume or manner of sale restrictions, or (c) such time as all of the shares have been sold pursuant to a registration statement, to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of the sale.

Registration Rights

Pursuant to a stockholders’ agreement, we granted registration rights to entities affiliated with Alta Partners and Venrock Associates, holders of 5% or more of our voting securities, as well as with PharmaBio Development Inc. d/b/a NovaQuest. In addition, pursuant to certain stock purchase agreements, we granted registration rights, which expired on December 31, 2006 or January 2, 2007, to Abbott, one of our 5% stockholders during 2006.

See “—Private Placement” and “—Pfizer Collaboration and Private Placements” above for a discussion of the registration rights provided to the investors in the private placements.

Loan to Executive Officer

In connection with Dr. Katz’s employment and relocation, on April 11, 2002, we provided a loan to Dr. Katz for the purchase of a new home that is evidenced by a promissory note in the aggregate principal amount of $200,000 with interest at a fixed annual rate of 4.65%. The note is payable in five annual installments of principal plus accrued interest commencing on April 23, 2002. So long as Dr. Katz remains our employee, $40,000 of the principal balance plus accrued interest is forgiven annually. During 2006, the remaining $40,571 of principal and accrued interest under the loan was forgiven.

Compensation of Directors and Executive Officers and Employment Agreements

See “Compensation of our Directors and Executive Officers” above for a discussion of director compensation, executive compensation and employment agreements.

Policy and Procedures for Related Person Transactions

On March 15, 2007, upon the recommendation of our Audit Committee, our board of directors adopted a Related Person Transaction Policy comprising written policies and procedures for the review of any transaction, arrangement or relationship in which Icagen is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest, which we refer to as a related person transaction.

If a related person proposes to enter into a related person transaction, the related person must report the proposed related person transaction to our corporate secretary. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of Icagen’s certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

All of the related person transactions described above, other than entering into the private placement and the collaboration and private placements with Pfizer, were entered into prior to 2006 and were ongoing in nature. As such, those transactions are reviewed by our Audit Committee periodically and at least annually. Participation in the private placement by related persons, which was evaluated prior to adopting our Related Person Transaction Policy, was approved in advance by our Audit Committee as contemplated by its charter and considered under the conflict of interest rules contained in our Code of Business Conduct and Ethics. The collaboration and private placements with Pfizer were not approved pursuant to the Related Person Transaction Policy because Pfizer was not a 5% stockholder prior to entering into the arrangements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2007, except as described below:

(1)	Seth V. Hetherington, our senior vice president, clinical and regulatory affairs, filed one late Form 4 reporting one disposition of common stock for the payment of tax withholding obligations upon the vesting of restricted stock units.

(2)	Steven R. Becker filed one late Form 4 on behalf of himself and other individuals and entities affiliated with Greenway Capital reporting one open-market sale of common stock. Individuals and entities affiliated with Greenway Capital beneficially owned more than 10% of our common stock at the time of the disposition.

By Order of the Board of Directors,

P. Kay Wagoner, Ph.D. President and Chief Executive Officer

April 25, 2008

Appendix A

ICAGEN, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ICAGEN. PLEASE RETURN IT AS SOON AS POSSIBLE.

By signing on the reverse side of this proxy, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint P. Kay Wagoner, Ph.D. and Richard D. Katz, M.D., and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of Icagen, Inc. to be held on Thursday, June 12, 2008 at 12:00 p.m. at Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, and any adjournments of the meeting, and (2) vote all shares of Icagen stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Icagen, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS HEREIN. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

(Continued and to be signed on the reverse side.)

COMMENTS:

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

ICAGEN, INC.

June 12, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

------------------------------------------------------------------------------------------------------

ICAGEN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.    To elect the following nominees for Class I Director to serve for a term of three years:

NOMINEES:

o       Anthony B. Evnin

o       Dennis B. Gillings

o       Martin A. Simonetti

☐     FOR ALL NOMINEES

☐     WITHHOLD AUTHORITY FOR ALL NOMINEES

☐     FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any

                                individual nominee(s), mark “FOR ALL

                                EXCEPT” and fill in the circle next to

                                each nominee you wish to withhold, as

                                shown here: •

2. To ratify the appointment of Ernst & Young LLP as Icagen’s independent registered public accounting firm for the year ending December 31, 2008. ☐ FOR ☐ AGAINST ☐ ABSTAIN

A-2

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

The proxy holders will vote your shares as you direct herein. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:                          Date:                 Signature of Stockholder:                          Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A-3